UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 3, 2024

Tidal Commodities Trust I

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-41900	92-6468665
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

234 West Florida Street

Suite 203

Milwaukee, WI 53204

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (844) 986-7700

Not Applicable

(Former Name, or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Shares of beneficial interest, no par value, of Hashdex Bitcoin Futures ETF, a series of the Registrant	DEFI	NYSE Arca, Inc.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01	Completion of Acquisition

On January 3, 2024 (“Closing Date”), Tidal Commodities Trust I (“Registrant”) completed the successful acquisition by merger (“Merger”) of the Hashdex Bitcoin Futures ETF (“Predecessor Fund”), a series of the Teucrium Commodity Trust (“Teucrium Trust”), into the Hashdex Bitcoin Futures ETF (“Fund”), a series of the Registrant. The Merger was effected pursuant to an Agreement and Plan of Partnership Merger and Liquidation dated as of October 30, 2023 (the “Plan of Merger”) between the Teucrium Trust, on behalf of its Predecessor Fund series, and the Registrant, on behalf of its Fund series.

Pursuant to the Plan of Merger, each Predecessor Fund shareholder received one share of the Fund for every one share of the Predecessor Fund held immediately before the commencement of trading on the NYSE Arca on the Closing Date based on the net asset value per share of the Predecessor Fund being equal to the net asset value per share of the Fund determined immediately prior to the Merger closing. The share price used for the delivery of shares of the Predecessor Fund was the net asset value per share of the Predecessor Fund determined after the close of business of NYSE Arca on January 2, 2024. Consequently, the Merger resulted in a one-for-one exchange of shares between the Predecessor Fund and the Fund. Further, the Fund acquired in the Merger all the assets of the Predecessor Fund and assumed all the liabilities of the Predecessor Fund. Effective the Merger closing, the Plan of Merger caused all of the Predecessor Fund’s shares to be cancelled and the Predecessor Fund to be liquidated.

The Merger did not materially modify the rights of Predecessor Fund shareholders with respect to their investment. The Fund has the same investment objective, investment strategies and investment restrictions, and substantially identical investment risks, as those had by the Predecessor Fund. Following the Merger, the Fund is now sponsored by Tidal Investments LLC (f/k/a Toroso Investments LLC) (“Tidal”), and the Fund is now managed by portfolio managers employed by Tidal. The Fund pays the same management fee rate to Tidal, under the same terms, as previously paid by the Predecessor Fund to Teucrium Trading, LLC, the sponsor of the Teucrium Trust and the Predecessor Fund. The management fee for the Fund is 0.94% per annum of the Fund’s average daily net assets.

The Fund’s shares commenced trading on the NYSE Arca upon the effectiveness of the Merger under the ticker symbol “DEFI” (CUSIP No. 88634V100).

Item 8.01.	Other Events

On January 3, 2024, the Registrant and Teucrium Trust issued a joint press release announcing the successful merger of the Predecessor Fund into the Registrant. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference into this Item 8.01.

Item 9.01.	Financial Statements and Exhibits.

(d)  Exhibits:

Exhibit.  Description

99.1	Joint Press Release, dated January 3, 2024, by Teucrium Commodity Trust and Tidal Commodities Trust I.

104	Cover Page Interactive Date File (embedded within the Inline XBRL Document)

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All forward-looking statements reflect the present expectations Tidal Investments LLC, as sponsor of the Registrant (“Sponsor”), regarding future events and are subject to known and unknown risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed in or implied by these statements, including, among others, risks and uncertainties related to the timing, progression, outcome and costs of these legal proceedings, as well as other risks inherent in all legal proceedings. Given these risks, uncertainties and other important factors, you should not place undue reliance on any forward-looking statements the Sponsor makes. The forward-looking statements in this report represent the Sponsor’s expectations and assumptions only as of the date made, and except as required by law, the Sponsor undertakes no obligation to revise or update any forward-looking statements for any reason.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIDAL COMMODITIES TRUST I By: Tidal Investments LLC, as Sponsor

Date: January 3, 2024	By:	/s/ Guillermo Trias
Name: Guillermo Trias
Title: Chief Executive Officer of Tidal Investment LLC, as Sponsor